Exhibit 99.1

NOBILITY HOMES, INC. ANNOUNCES SALES AND EARNINGS FOR ITS SECOND QUARTER 2018

Ocala, FL…June 15, 2018 - Today Nobility Homes, Inc. (OTCQX: NOBH) announced sales and earnings for its second quarter ended May 5, 2018. Sales for the second quarter of 2018 were $8,922,264 as compared to $10,046,071 recorded in the second quarter of 2017. Income from operations for the second quarter of 2018 was $1,191,947 versus $1,276,598 in the same period a year ago. Net income after taxes was $1,135,605 as compared to $1,107,509 for the same period last year. Diluted earnings per share for the second quarter of 2018 were $0.29 per share compared to $0.28 per share last year.

For the first six months of fiscal 2018, sales were $18,568,082 as compared to $18,619,471 for the first six months of 2017. Income from operations was $2,282,104 versus $2,333,075 last year. Net income after taxes was $2,151,841 compared to $1,810,832 last year. Diluted earnings per share were $0.54 per share compared to $0.45 per share last year.

Nobility’s financial position for the first six months of 2018 remains very strong with cash and cash equivalents and short term investments of $30,302,099 and no outstanding debt. Working capital is $35,299,274 and our ratio of current assets to current liabilities is 6.1:1. Stockholders’ equity is $46,237,897 and the book value per share of common stock outstanding increased to $11.94.

Terry Trexler, President, stated, “The demand for affordable manufactured housing in Florida and the U.S. continues to improve. According to the Florida Manufactured Housing Association, shipments in Florida for the period from November 2017 through April 2018 were up approximately 11.7% from the same period last year. Our sales for fiscal 2018 continue to look positive. Constrained consumer credit and the lack of lenders in our industry, partly as a result of an increase in government regulations, still affects our results by limiting many affordable manufactured housing buyers from purchasing homes. However, recent legislating may help improve this situation in the future.

We understand that maintaining our strong financial position is vital for future growth and success. Because of the recent years of very challenging business conditions in our market area, management will continue to evaluate all expenses and react in a manner consistent with maintaining our strong financial position, while exploring opportunities to expand our distribution and manufacturing operations.

Our many years of experience in the Florida market, combined with home buyers’ increased need for more affordable housing, should serve the Company well in the coming years. Management remains convinced that our specific geographic market is one of the best long-term growth areas in the country”.

On June 5, 2018 the Company celebrated its 51st anniversary in business specializing in the design and production of quality, affordable manufactured homes. With multiple retail sales centers, an insurance agency subsidiary, and an investment in a retirement manufactured home community, we are the only vertically integrated manufactured home company headquartered in Florida.

MANAGEMENT WILL NOT HOLD A CONFERENCE CALL. IF YOU HAVE ANY QUESTIONS, PLEASE CALL TERRY OR TOM TREXLER @ 800-476-6624 EXT 221 OR TERRY@NOBILITYHOMES.COM OR TOM@NOBILITYHOMES.COM

Certain statements in this report are forward-looking statements within the meaning of the federal securities laws. Although Nobility believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, competitive pricing pressures at both the wholesale and retail levels, increasing material costs, uncertain economic conditions, changes in market demand, changes in interest rates, availability of financing for retail and wholesale purchasers, consumer confidence, adverse weather conditions that reduce sales at retail centers, the risk of manufacturing plant shutdowns due to storms or other factors, the impact of marketing and cost-management programs, reliance on the Florida economy, possible labor shortages, possible materials shortages, increasing labor cost, cyclical nature of the manufactured housing industry, impact of fuel costs, catastrophic events impacting insurance costs, availability of insurance coverage for various risks to Nobility, market demographics, management’s ability to attract and retain executive officers and key personnel, increased global tensions, market disruptions resulting from terrorist or other attack and any armed conflict involving the United States and the impact of inflation.

NOBILITY HOMES, INC.

Consolidated Balance Sheets

	May 5, 2018	November 4, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,737,699	$27,910,504
Short-term investments	564,400	627,087
Accounts receivable - trade	1,782,248	2,934,300
Note receivable	—	500,000
Mortgage notes receivable	14,399	13,495
Income tax receivable	—	—
Inventories	7,889,404	7,505,681
Pre-owned homes, net	859,843	1,141,863
Prepaid expenses and other current assets	1,408,142	820,224
Deferred income taxes	—	609,629

Total current assets	42,256,135	42,062,783
Property, plant and equipment, net	4,714,517	4,304,771
Pre-owned homes, net	691,295	815,358
Interest receivable	—	101,301
Note receivable, less current portion	109,935	1,134,086
Mortgage notes receivable, less current portion	238,393	240,297
Other investments	1,521,344	1,471,029
Property held for sale	213,437	599,455
Cash surrender value of life insurance	3,352,849	3,262,848
Other assets	156,287	156,287

Total assets	$53,254,192	$54,148,215

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$963,763	$849,782
Accrued compensation	636,539	624,989
Accrued expenses and other current liabilities	1,163,357	1,127,397
Income taxes payable	448,379	260,416
Customer deposits	3,744,823	2,796,827

Total current liabilities	6,956,861	5,659,411
Deferred income taxes	59,434	1,074,507

Total liabilities	7,016,295	6,733,918

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value, 500,000 shares authorized; none issued and outstanding	—	—
Common stock, $.10 par value, 10,000,000 shares authorized; 5,364,907 shares issued; 3,874,069 and 3,997,569 outstanding, respectively	536,491	536,491
Additional paid in capital	10,670,113	10,669,231
Retained earnings	47,540,755	46,167,528
Accumulated other comprehensive income	366,724	412,233
Less treasury stock at cost, 1,490,838 shares in 2018 and 1,367,338 shares in 2017	(12,876,186)	(10,371,186)

Total stockholders’ equity	46,237,897	47,414,297

Total liabilities and stockholders’ equity	$53,254,192	$54,148,215

NOBILITY HOMES, INC.

Consolidated Statements of Income and Comprehensive Income

Unaudited

	Three Months Ended\		Six Months Ended
	May 5, 2018	May 6, 2017	May 5, 2018	May 6, 2017
Net sales	$8,922,264	$10,046,071	$18,568,082	$18,619,471
Cost of goods sold	(6,610,958)	(7,647,187)	(14,039,837)	(14,196,523)

Gross profit	2,311,306	2,398,884	4,528,245	4,422,948
Selling, general and administrative expenses	(1,119,359)	(1,122,286)	(2,246,141)	(2,089,873)

Operating income	1,191,947	1,276,598	2,282,104	2,333,075

Other income:
Interest income	81,446	31,357	117,383	71,804
Undistributed earnings in joint venture - Majestic 21	27,266	28,123	50,315	56,721
Proceeds received under escrow arrangement	55,640	225,956	55,640	225,956
Gain on property held for resale	203,512	—	203,512	—
Miscellaneous	6,850	9,891	12,584	14,662

Total other income	374,714	295,327	439,434	369,143

Income before provision for income taxes	1,566,661	1,571,925	2,721,538	2,702,218
Income tax expense	(431,056)	(464,416)	(569,697)	(891,386)

Net income	1,135,605	1,107,509	2,151,841	1,810,832
Other comprehensive income (loss)
Unrealized investment gain (loss), net of tax effect	(67,857)	13,457	(45,510)	128,624

Comprehensive income	$1,067,748	$1,120,966	$2,106,331	$1,939,456

Weighted average number of shares outstanding:
Basic	3,903,904	4,004,840	3,950,638	4,004,539
Diluted	3,906,077	4,006,047	3,952,650	4,005,793
Net income per share:
Basic	$0.29	$0.28	$0.54	$0.45
Diluted	$0.29	$0.28	$0.54	$0.45